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                                EXHIBIT NO. 10.53



                               THIRD AMENDMENT TO
                         AMENDED AND RESTATED PURCHASE,
                      CONSULTING AND DISTRIBUTION AGREEMENT



        This agreement (the "Amendment") constitutes the Third Amendment to the Amended and Restated Purchase, Consulting and Distribution Agreement, as amended (the "Amended and Restated Agreement") by and between NATIONAL HEALTH ENHANCEMENT SYSTEMS, INC., a Delaware corporation ("NHES"), and MICROMEDEX, INC., a Delaware corporation ("MDX"). The Amendment and the Amended and Restated Agreement are hereinafter referred to as the "Agreement." Capitalized terms not otherwise defined herein shall have the same meanings as are assigned thereto in the Amended and Restated Agreement, except as the context otherwise requires.

        WHEREAS, the parties desire to amend the Agreement to make certain changes to the provisions of the Agreement relating to payment of royalties to Micromedex,

        NOW, THEREFORE, for good and valuable consideration of NHES's past and continued investment in the HRIS(TM), the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. MAXIMUM ROYALTY/LICENSE FEE. In consideration of the unforeseen NHES investment in the HRIS(TM) in the fiscal year ended January 31, 1996, MDX hereby agrees to accept $627,352 as the royalty due for fiscal year ending January 31, 1996. The parties hereby agree that the total amount of royalties or license fees owed to Micromedex by NHES for the contract year ending January 31, 1996, shall be $627,352, which will be paid by NHES in eleven equal monthly installments of $57,032, beginning February 22, 1996. As a result of these monthly payments, NHES shall be deemed to have made such payment within ninety
(90) days after the end of fiscal year 1996 for purpose of Section 1.2.

        2. SECTION 1.2 OF THE AGREEMENT AND SECTION 3 OF THE FIRST AMENDMENT. In consideration of the growing demand for the HRIS(TM), Section 1.2 of the Agreement is hereby amended to provide that the minimum royalty for 1997 shall be $1,374,712, which shall also be the base number for calculating the minimum royalty payments for fiscal years 1998 and thereafter pursuant to Section 3 of the First Amendment to the Agreement. Therefore, the example in Section 3 of the First Amendment is amended to read as follows: "For example, for FY 1998, the annual payment amount will be $1,512,183 and the annual payment amount for FY 1999 will be $1,663,401. Beginning February 22, 1996, NHES agrees to make minimum monthly payments against the 1997 royalty amount of $22,647 per month.


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         3. ENTIRE AGREEMENT. The Agreement, as amended hereby, constitutes the entire agreement of the parties relating to the subject matter hereof, and all prior agreements and understandings are superseded by this Agreement.


Dated as of March 5, 1996.



MICROMEDEX, INC.                   NATIONAL HEALTH
                                    ENHANCEMENT SYSTEMS, INC.



By: /s/ Illegible                   By: /s/ Jeffrey T. Zywicki
    -------------------------           ------------------------
Its: VP/CFO                         Its: Sr. VP - CFO